UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

LAPORTE BANCORP, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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April 4, 2012

Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of LaPorte Bancorp, Inc., the parent company of The LaPorte Savings Bank. The Annual Meeting will be held at our main office, located at 710 Indiana Avenue, LaPorte, Indiana 46350 at 6:00 p.m. (local time) on May 15, 2012.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the Annual Meeting we will also report on the operations of LaPorte Bancorp, Inc. Our directors and officers, as well as a representative of our independent registered public auditing firm, are expected to be present to respond to any appropriate questions that stockholders may have. The business to be conducted at the Annual Meeting includes the election of three directors and the ratification of the appointment of Crowe Horwath LLP as the independent registered public auditing firm for the year ending December 31, 2012.

Our Board of Directors has determined that the matters to be considered at the Annual Meeting are in the best interest of LaPorte Bancorp, Inc. and its stockholders, and the Board of Directors unanimously recommends a vote “FOR” each matter to be considered.

Also enclosed for your review is our Annual Report for the year ended December 31, 2011, which contains detailed information concerning our activities and operating performance. On behalf of the Board of Directors, please take a moment now to complete, sign, date and return the proxy card in the postage-paid envelope provided. Voting in advance of the Annual Meeting will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.

Sincerely,

Lee A. Brady
Chief Executive Officer

LAPORTE BANCORP, INC.

710 Indiana Avenue

LaPorte, Indiana 46350

(219) 362-7511

NOTICE OF

2012 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 15, 2012

Notice is hereby given that the 2012 Annual Meeting of Stockholders of LaPorte Bancorp, Inc. will be held at our main office located at 710 Indiana Avenue, LaPorte, Indiana 46350 at 6:00 p.m. (local time) on May 15, 2012.

A Proxy Card and a Proxy Statement for the Meeting are enclosed. The Meeting is for the purpose of considering and acting upon:

1.	The election of three directors of LaPorte Bancorp, Inc.;

2.	The ratification of the appointment of Crowe Horwath LLP as the independent registered public auditing firm for LaPorte Bancorp, Inc. for the year ending December 31, 2012; and

such other matters as may properly come before the Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.

Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. Stockholders of record at the close of business on March 19, 2012 are the stockholders entitled to vote at the Meeting, and any adjournments thereof.

EVEN IF YOU DO NOT PLAN TO ATTEND THE MEETING, YOU MAY CHOOSE TO VOTE YOUR SHARES BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY THAT YOU GIVE MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. YOU MAY REVOKE A PROXY BY FILING WITH THE SECRETARY OF LAPORTE BANCORP, INC. A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. IF YOU ATTEND THE MEETING YOU MAY REVOKE YOUR PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE MEETING. HOWEVER, IF YOUR SHARES ARE NOT REGISTERED IN YOUR NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM THE RECORD HOLDER TO VOTE PERSONALLY AT THE MEETING.

Our Proxy Statement, 2011 Annual Report and Proxy Card are available at http://www.RRDEZProxy.com/2012/LaPortebancorpinc. If you need directions to attend the Annual Meeting and to vote in person, please call us at 1-866-362-7511.

By Order of the Board of Directors

Vern D. Sams
Corporate Secretary

LaPorte, Indiana

April 4, 2012

A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

Proxy Statement

LAPORTE BANCORP, INC.

710 Indiana Avenue

LaPorte, Indiana 46350

(219) 362-7511

2012 ANNUAL MEETING OF STOCKHOLDERS

May 15, 2012

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of LaPorte Bancorp, Inc. to be used at our 2012 Annual Meeting of Stockholders of LaPorte Bancorp, Inc., which will be held at our main office, located at 710 Indiana Avenue, LaPorte, Indiana 46350 at 6:00 p.m. (local time) on May 15, 2012, and all adjournments of the annual meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about April 4, 2012.

VOTING AND PROXY PROCEDURE

Who Can Vote at the Meeting

You are entitled to vote your LaPorte Bancorp, Inc. common stock if the records of LaPorte Bancorp, Inc. show that you held your shares as of the close of business on March 19, 2012. If your shares are held through a broker, bank or similar holder of record, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker or other holder of record how to vote by filling out a voting instruction form that accompanies these proxy materials. Your broker, bank or other holder of record may allow you to provide voting instructions by telephone or by the Internet. Please see the voting instruction form provided by your broker, bank or other holder of record that accompanies this proxy statement.

As of the close of business on March 19, 2012, there were 4,660,871 shares of LaPorte Bancorp, Inc. common stock outstanding, including 2,522,013 shares of common stock held by LaPorte Savings Bank, MHC, the mutual holding company for The LaPorte Savings Bank. Each share of common stock has one vote.

Attending the Meeting

If you were a stockholder as of the close of business on March 19, 2012, you may attend the meeting. However, if your shares of LaPorte Bancorp, Inc. common stock are held in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of LaPorte Bancorp, Inc. common stock held in street name in person at the meeting, you will have to obtain a written proxy in your name from your broker, bank or other holder of record.

Quorum and Vote Required for Proposals

Quorum. A majority of the outstanding shares of common stock entitled to vote is required to be represented at the meeting, in person or by proxy, to constitute a quorum for the transaction of business.

Votes Required for Proposals. At this year’s annual meeting, stockholders will elect three directors, each to serve for a term of three years and until their successors are elected and qualified. In voting on the election of directors, you may vote in favor of the nominees, withhold votes as to all nominees, or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected.

In voting on the ratification of the appointment of Crowe Horwath LLP as LaPorte Bancorp, Inc.’s independent registered public accounting firm, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To ratify the selection of Crowe Horwath LLP as our independent registered public accounting firm for fiscal 2012, the affirmative vote of a majority of the shares represented at the annual meeting and entitled to vote on the proposal is required.

Broker Non-Votes. If you do not provide your broker or other record holder with voting instructions on certain non-routine matters (e.g., the election of directors), your broker will not have discretion to vote your shares on these matters. A “broker non-vote” occurs when your broker submits a proxy for the meeting with respect to routine matters, but does not vote on non-routine matters because you did not provide voting instructions on these matters. In the case of a routine matter (e.g., the ratification of the independent auditors), your broker or other holder of record is permitted to vote your shares in the record holder’s discretion if you have not provided voting instructions.

How Votes Are Counted. If you return valid proxy instructions or attend the meeting in person, we will count your shares for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum.

In counting votes for the election of directors, votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In counting votes on the proposal to ratify the selection of the independent registered public accountants, abstentions will have the same effect as a vote against the proposal.

Vote by LaPorte Savings Bank, MHC. Because LaPorte Savings Bank, MHC owns more than 50% of the Company’s outstanding common stock, the votes that LaPorte Savings Bank, MHC casts will ensure the presence of a quorum and will control the outcome of the vote on all proposals.

Voting by Proxy

LaPorte Bancorp, Inc.’s Board of Directors is sending you this proxy statement to request that you allow your shares of LaPorte Bancorp, Inc. common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of LaPorte Bancorp, Inc. common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by LaPorte Bancorp, Inc.’s Board of Directors. The Board of Directors recommends that you vote:

•	for each of the nominees for director; and

•	for ratification of the appointment of Crowe Horwath LLP as LaPorte Bancorp, Inc.’s independent registered public accounting firm.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting to solicit additional proxies. LaPorte Bancorp, Inc. does not currently know of any other matters to be presented at the meeting. If the annual meeting is postponed or adjourned, your LaPorte Bancorp, Inc. common stock may be voted by the persons named in the proxy card on the new meeting date, provided you have not revoked your proxy. LaPorte Bancorp, Inc. does not currently know of any other matters to be presented at the meeting.

Participants in the ESOP or 401(k) Plan and Holders of Non-Vested Restricted Stock. If you participate in The LaPorte Savings Bank Employee Stock Ownership Plan (the “ESOP”) or if you hold LaPorte Bancorp, Inc. common stock through the Savings Plan for Employees of The LaPorte Savings Bank (the “401(k) Plan”), you will receive a single vote authorization form (which is combined with the proxy card) for the plans that reflect all shares you may direct the trustees to vote on your behalf under the plans. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary responsibilities, will vote all unallocated shares of LaPorte Bancorp, Inc. common stock held by the ESOP and all allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. Under the terms of the 401(k) Plan, a participant is entitled to provide voting instructions for all shares credited to his or her 401(k) Plan account and held in the LaPorte Bancorp, Inc. Stock Fund. Shares for which no voting instructions are given or for which instructions were not timely received will be voted in the same proportion as shares for which voting instructions were received. Pursuant to the terms of the LaPorte Bancorp, Inc. 2011 Equity Incentive Plan, a participant is entitled to direct how to vote the non-vested restricted shares of LaPorte Bancorp, Inc. awarded to him or her. The deadline for returning your voting instructions is May 8, 2012 by 11:59 p.m. Eastern Time.

REVOCATION OF PROXIES

Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the annual meeting and all adjournments thereof. Proxies may be revoked by sending written notice of revocation to the Corporate Secretary of LaPorte Bancorp, Inc., Vern D. Sams, c/o LaPorte Bancorp, Inc, 710 Indiana Avenue, LaPorte, Indiana 46350. You may also revoke your proxy by returning a duly executed proxy bearing a later date, as described on your Proxy Card, or by voting in person at the annual meeting. The presence at the annual meeting of any stockholder who had given a proxy will not revoke such proxy unless the record stockholder delivers his or her ballot in person at the annual meeting or delivers a written revocation to the Corporate Secretary of LaPorte Bancorp, Inc. prior to the voting of such proxy.

STOCK OWNERSHIP

Persons and groups who beneficially own in excess of 5% of our shares of common stock are required to file certain reports with the Securities and Exchange Commission regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended. The following table sets forth, as of March 19, 2012, the shares of our common stock beneficially owned by each person known to us who was the beneficial owner of more than 5% of the outstanding shares of our common stock.

Name and Address of Beneficial Owners	Amount of Shares Owned and Nature of Beneficial Ownership (1)	Percent of Shares of Common Stock Outstanding

LaPorte Savings Bank, MHC 710 Indiana Avenue LaPorte, Indiana 46350	2,522,013	54.11%

(1)

In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner for purposes of this table, of any shares of common stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. Beneficial ownership includes all shares held directly, as well as shares held by spouses, minor children or in trust or other indirect form of ownership, over which shares the named individuals effectively exercise sole or shared voting or investment power.

PROPOSAL I — ELECTION OF DIRECTORS

Our Board of Directors currently consists of ten members. Our Bylaws require that the Board of Directors be divided into three classes, as nearly equal in number as possible, with one class elected annually for a term of three years and until their successors are elected and qualified. One director whose term expires at the 2012 annual meeting, director Thomas D. Sallwasser, will retire on the date of the annual meeting. To maintain three classes of directors as nearly equal in number as possible, director Ralph F. Howes, who currently serves in the class of directors with terms expiring in 2014, has been nominated for election at this year’s annual meeting. Mr. Howes’s current directorship in the class of directors with terms expiring in 2014 will be vacated by Mr. Howes on the date of the annual meeting, and the Board of Directors will eliminate such vacant directorship on the same date. As a result, the Board will have three classes with three directors serving in each class. The Board of Directors has nominated L. Charles Lukmann, III, Ralph F. Howes and Michele M. Thompson for election as directors at the annual meeting, each to serve for a term of three years and until their successors are elected and qualified. Each nominee is currently a member of the Board of Directors.

The table below sets forth certain information as of March 19, 2012 regarding our directors and our executive officers who are not directors. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominee) will be voted at the annual meeting for the election of the Board’s nominees identified below. If the nominees are unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why the Board’s nominees might be unable to serve as director. Except as indicated herein, there are no arrangements or understandings between the nominees and any other person pursuant to which such nominees were selected. As of March 19, 2012 our executive officers and directors owned 208,327 shares of common stock, or 4.47% of the outstanding shares. Except as disclosed in the footnotes below, each director and executive officer listed has sole voting power and sole investment power with respect to the number of shares shown, and none of the shares beneficially owned have been pledged as security.

Name(1)	Age	Positions Held in LaPorte Bancorp, Inc.	Director Since(2)	Current Term to Expire	Shares of Common Stock Beneficially Owned(3)	Percent of Class

NOMINEES

L. Charles Lukmann, III	58	Director	2007	2012	24,640(4)	*

Ralph F. Howes	63	Director	2003	2014	20,642(5)	*

Michele M. Thompson	52	President, Chief Financial Officer and Director	2007	2012	29,758(6)	*

DIRECTORS CONTINUING IN OFFICE

Mark A. Krentz	59	Director	2001	2013	4,392	*

Jerry L. Mayes	71	Vice Chairman of the Board	1991	2013	13,392(7)	*

Dale A. Parkison	50	Director	2007	2013	10,392	*

Lee A. Brady	66	Chief Executive Officer and Director	1989	2014	39,761(8)	*

Paul G. Fenker	67	Chairman of the Board	1979	2014	18,992(9)	*

Robert P. Rose	50	Director	2010	2014	6,392(10)	*

NAMED EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Patrick W. Collins	40	Senior Vice President, Mortgage Warehouse Lending	N/A	N/A	7,776(11)	*

*	Less than 1%.

Footnotes continued on next page.

(1)	The mailing address for each person listed is 710 Indiana Avenue, LaPorte, Indiana 46350.
(2)

Reflects date of initial appointment to the Board of Trustees of The LaPorte Savings Bank. Each director of LaPorte Bancorp, Inc. is also a director of LaPorte Savings Bank, MHC, which owns the majority of the issued and outstanding shares of LaPorte Bancorp, Inc.’s common stock.

(3)

See definition of “beneficial ownership” in the footnotes to the table under “Stock Ownership” above. For each non-employee director, the number of shares listed includes 3,392 restricted stock awards which have not vested.

(4)	Includes 6,120 shares held by Mr. Lukmann’s IRA.
(5)	Includes 14,750 shares held by Mr. Howes’ IRA.
(6)	Includes 10,000 shares held in Ms. Thompson’s IRA, 3,549 shares held in her 401(k), 1,737 shares held through the ESOP, and 14,471 in stock awards which have not vested.
(7)	All of Mr. Mayes’ shares are held in a trust.
(8)	Includes 16,291 shares held in Mr. Brady’s 401(k), 2,631 shares held through the ESOP, and 18,089 in stock awards which have not vested.
(9)	Includes 10,550 shares held by Mr. Fenker’s IRA and 5,000 shares held by Mr. Fenker’s spouse’s IRA.
(10)	Includes 3,000 shares held by Mr. Rose’s IRA.
(11)	Includes 971 shares held through Mr. Collins’ ESOP and 6,105 in stock awards which have not vested.

Nominees and Continuing Directors

Information regarding the nominees and the directors continuing in office is provided below. Unless otherwise stated, each individual has held his or her current occupation for the last five years.

Lee A. Brady serves as Chief Executive Officer of LaPorte Bancorp, Inc. and as Chairman of the Board and Chief Executive Officer of The LaPorte Savings Bank. He had served as Chief Executive Officer and President of The LaPorte Savings Bank since 1989 and LaPorte Bancorp, Inc. since its formation in 2007 until July 2011. Mr. Brady began his career at The LaPorte Savings Bank in 1974. Mr. Brady is a graduate of Indiana University and the Graduate School of Banking at the University of Wisconsin-Madison. We believe Mr. Brady’s long experience as a successful chief executive officer in both favorable and unfavorable economic climates makes him a valuable director.

Paul G. Fenker joined The LaPorte Savings Bank Board in 1979. In 2007, he was appointed to the Boards of LaPorte Savings Bank, MHC and LaPorte Bancorp, Inc. Mr. Fenker is the owner of Fenker’s Finer Furniture in LaPorte. Mr. Fenker attended Ball State University. We believe Mr. Fenker’s long experience with the local business community gives him unique insights into the challenges and opportunities that we face and makes him a valuable director.

Ralph F. Howes joined The LaPorte Savings Bank Board in 2003. In 2007, he was appointed to the Boards of LaPorte Savings Bank, MHC and LaPorte Bancorp, Inc. He is a senior partner in the law firm of Howes & Howes, LLP. Mr. Howes is a graduate of Indiana University and received his Juris Doctorate degree from Valparaiso University. We believe Mr. Howes background as a business lawyer provides the Board of Directors with a unique perspective in addressing the legal requirements that we must satisfy and makes him a valuable director.

Mark A. Krentz joined The LaPorte Savings Bank Board in 2001. In 2007, he was appointed to the Boards of LaPorte Savings Bank, MHC and LaPorte Bancorp, Inc. Mr. Krentz is the Chief Executive Officer of Thanhardt Burger, a local manufacturing company that works nationally with framing and fine art clients. Mr. Krentz is a graduate of Purdue University and received a certificate in Business Administration from Notre Dame. We believe Mr. Krentz’s long experience with the local business community and as a successful chief executive officer makes him a valuable director.

L. Charles Lukmann, III was appointed to the Boards of LaPorte Savings Bank, MHC, LaPorte Bancorp, Inc., and The LaPorte Savings Bank in 2007. Mr. Lukmann served as a director of City Savings Financial from 2004 to 2007. Mr. Lukmann has served as partner of Harris, Welsh & Lukmann, a law firm based in Chesterton, Indiana, since 1979. He is also a member of Woodlake Springs LLC and of Ennis Builders LLC. We believe Mr. Lukmann’s long experience in banking, law and the Chesterton business community makes him a valuable director.

Jerry L. Mayes joined The LaPorte Savings Bank Board in 1991. In 2007, he was appointed to the Boards of LaPorte Savings Bank, MHC and LaPorte Bancorp, Inc. Mr. Mayes is retired from Mayes Management, which manages rental properties. Mr. Mayes is a graduate of Indiana University. We believe Mr. Mayes long experience in real estate and business in the local community makes him a valuable director.

Dale A. Parkison, C.P.A. was appointed to the Boards of LaPorte Savings Bank, MHC, LaPorte Bancorp, Inc., and The LaPorte Savings Bank in 2007. Mr. Parkison served as a director of City Savings Financial from 2004 to 2007. Mr. Parkison has served as President of Parkison & Hinton, Inc. P.C., a certified public auditing firm, since 1992. We believe Mr. Parkison’s long experience in public accounting and in banking makes him a valuable director.

Robert P. Rose was appointed to the Boards of LaPorte Savings Bank, MHC, LaPorte Bancorp, Inc., and The LaPorte Savings Bank in August 2010. Mr. Rose has more than twenty-five years of financial industry experience, with an emphasis on strategic planning and investment and trust management. He is the President of Harbour Trust & Investment Management Company in Michigan City, Indiana, and is a Notre Dame graduate with a Bachelor’s of Science degree in Business Administration and a concentration in Accounting. We believe Mr. Rose’s many years of experience in the financial services industry and his knowledge of our community make him a valuable director.

Michele M. Thompson serves as President and Chief Financial Officer of LaPorte Bancorp, Inc. and The LaPorte Savings Bank. Ms. Thompson joined the Company in 2003 as Chief Financial Officer and was named Vice President in 2004, Executive Vice President in 2007, and President & Chief Financial Officer in 2011. Ms. Thompson has more than 30 years of banking experience. Ms. Thompson is a graduate of Ball State University and holds a Master’s of Business Administration from Indiana University South Bend. We believe Ms. Thompson’s experience in banking and as a chief financial officer provides the Board of Directors with the unique perspective of someone experienced in financial, accounting and banking and makes her a valuable director.

Executive Officers who are not Directors

Information regarding our executive officers that are not also directors is provided below. Unless otherwise stated, each individual has held his current occupation for the last five years.

Kevin N. Beres serves as Senior Vice President/Lending. He joined the Company in 2007 as Vice President/Commercial Lending and was promoted to Senior Vice President in 2009. Mr. Beres had more than 17 years of banking experience prior to joining The LaPorte Savings Bank. Mr. Beres is a graduate of Indiana University School of Business with a degree in Marketing and Management. Mr. Beres has completed numerous courses through Indiana Bankers Association and Community Bankers Association and is currently attending the Graduate School of Banking at the University of Wisconsin–Madison.

Daniel P. Carroll joined The LaPorte Savings Bank in 2011 as Executive Vice President/Chief Credit Officer with more than fifteen years of commercial lending and management experience as well as experience in loan review with an audit firm. Mr. Carroll is a graduate of the University of Notre Dame with a degree in Accounting and of the Graduate School of Commercial Lending at the University of Oklahoma.

Patrick W. Collins serves in the role of Senior Vice President/Mortgage Warehouse Lending. Mr. Collins joined The LaPorte Savings Bank in April 2009 as Vice President/Mortgage Warehouse Lending and was promoted to Senior Vice President in 2010. He has more than fourteen years of warehouse lending experience. Mr. Collins is a graduate of DeVry University in Columbus, Ohio, with a Bachelor’s degree in Accounting.

Board Independence

The Board of Directors has determined that all directors except for directors Brady and Thompson are “independent” within the meaning of the rules of the NASDAQ Stock Market LLC (“Nasdaq”). Mr. Brady and Ms. Thompson are not independent because they are executive officers of LaPorte Bancorp, Inc. In determining the independence of its members, the Board of Directors considered certain transactions, including relationships and arrangements between LaPorte Bancorp, Inc. and its directors that are not required to be disclosed in this proxy statement under the heading “Transactions With Certain Related Persons.” These relationships include loans or lines of credit that the Bank has directly or indirectly made to directors, and a referral agreement between the Bank and Harbour Trust & Investment Management Company, a financial services company of which director Rose serves as President. These transactions were not material to LaPorte Bancorp, Inc. or the directors.

Board Structure and Risk Oversight

The positions of Chairman of the Board and Chief Executive Officer of LaPorte Bancorp, Inc., are held by separate individuals, Directors Paul G. Fenker and Lee A. Brady, respectively. The Chief Executive Officer is responsible for setting the strategic direction for LaPorte Bancorp, Inc. and the day-to-day leadership and performance of LaPorte Bancorp, Inc. while the Chairman of the Board provides guidance to the Chief Executive Officer, sets the agenda for Board meetings and presides over meetings of the full Board. By maintaining the separate positions of Chairman and Chief Executive Officer, LaPorte Bancorp, Inc. believes it enhances the ability of the Board of Directors to provide strong, independent oversight of LaPorte Bancorp, Inc.’s management and affairs.

The Board of Directors is actively involved in the oversight of risks that could affect LaPorte Bancorp, Inc. This oversight is conducted in part through committees of the Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks. The Board of Directors satisfies this responsibility through full reports by each committee regarding its considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within LaPorte Bancorp, Inc. as well as through internal and external audits. Risks relating to the direct operations of The LaPorte Savings Bank are further overseen by the Board of Directors of The LaPorte Savings Bank, who are the same individuals who serve on the Board of Directors of LaPorte Bancorp, Inc. The Board of Directors of The LaPorte Savings Bank also has additional committees that conduct risk oversight separate from LaPorte Bancorp, Inc. Further, the Board of Directors oversees risks through the establishment of policies and procedures that are designed to guide daily operations in a manner consistent with applicable laws, regulations and risks acceptable to the organization.

Meetings and Committees of the Board of Directors

The business of LaPorte Bancorp, Inc. is conducted at regular and special meetings of the full Board and its standing committees. The standing committees consist of the Audit, Governance/Nominating and Compensation Committees. During the year ended December 31, 2011, the Board of Directors of LaPorte Bancorp, Inc. held 17 regular meetings and no special meetings and the Board of Directors of The LaPorte Savings Bank held 26 regular meetings and 2 special meetings. No member of the Board of Directors attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which he or she has been a director); and (ii) the total number of meetings held by all committees of the Board on which he or she served (during the periods that he or she served).

Audit Committee

The Audit Committee consists of Messrs. Fenker, Mayes, Parkison and Howes. Each member of the Audit Committee is independent in accordance with the rules of Nasdaq and the Securities and Exchange Commission (“SEC”). The Board of Directors of LaPorte Bancorp, Inc. has designated Mr. Parkison as Chairman of the Audit Committee and has determined that Mr. Parkison is an “audit committee financial expert” under the rules of the SEC. The Audit Committee met 11 times during the year ended December 31, 2011. Our Board of Directors has adopted a written charter for the Audit Committee, which is available on our website at www.laportesavingsbank.com.

Report of the Audit Committee

Our management is primarily responsible for our internal controls and financial reporting process. However, the Audit Committee is responsible for the relationship between our independent auditor and us. The Audit Committee also receives reports with respect to our financial reporting, internal control over financial reporting and disclosure controls. In addition, the Audit Committee reviews our unaudited interim financial statements and audited year end financial statements. Finally, the Audit Committee maintains a procedure for confidential employee complaints regarding accounting matters.

The Audit Committee has met and held discussions with management and the independent registered public accounting firm. During the meetings of the Audit Committee:

•	Management represented to the Audit Committee that our consolidated financial statements for the year ended December 31, 2011 were prepared in accordance with generally accepted accounting principles.

•	The Audit Committee reviewed and discussed such consolidated financial statements with management and the independent auditor.

•

The Audit Committee discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, including the quality (not just the acceptability) of the relevant accounting principles, the reasonableness of the significant judgments, and the clarity of the included disclosures.

•

The Audit Committee received the written disclosures and the letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and discussed with the independent auditor its independence from us and management.

•	The Audit Committee met with the independent auditor (with and without management present) to discuss the results of its examination and the overall quality of our financial reporting.

In performing these functions, the Audit Committee acted only in an oversight capacity. In this oversight role, the Audit Committee relied on the work and assurances of our management, which has the primary responsibility for financial statements and reports, and on the independent auditor which, in its report, expressed an opinion on the conformity of our financial statements to generally accepted accounting principles. The Audit Committee’s oversight did not provide it with an independent basis to determine whether management maintained appropriate accounting and financial accounting standards and complied with applicable laws and regulations. Furthermore, the Audit Committee’s review and discussions with management and the independent auditor did not assure that our financial statements were audited in accordance with generally accepted auditing standards or that our independent auditor was in fact “independent.”

In reliance on the above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors also have approved, subject to stockholder ratification, the selection of Crowe Horwath LLP as our independent auditor for the year ending December 31, 2012.

This report has been provided by the Audit Committee, which consists of directors Fenker, Howes, Mayes and Parkison (Chairman).

Governance/Nominating Committee

The Governance/Nominating Committee consists of Messrs. Fenker, Howes, Lukmann, Krentz and Sallwasser. Mr. Howes is the Governance/Nominating Committee Chairman. Each member of the Governance/Nominating Committee is independent in accordance with Nasdaq rules. The Governance/Nominating committee of LaPorte Bancorp, Inc. met 2 times during the year ended December 31, 2011. Our Board of Directors has adopted a written charter for the Governance/Nominating Committee, which is available at our website at www.laportesavingsbank.com.

The functions of the Governance/Nominating Committee include the following:

•	identifying individuals qualified to become members of the Board of Directors and recommending director nominees to the Board of Directors;

•	developing and recommending to the Board of Directors standards for the selection of individuals to be considered for election or re-election to the Board of Directors;

•	adopting procedures and considering the submission of recommendations by stockholders for nominees for election to the Board of Directors;

•

reviewing the structure and performance of the Board of Directors and its committees and making recommendations with respect to the Board of Directors and its committees, including size and composition; and

•	making recommendations regarding developing corporate governance guidelines.

The Governance/Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. We will also consider the possible impact of adding new directors on the overall smooth functioning of the Board. Accordingly, the Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board and the Committee does not perceive a need to increase the size, or change the composition, of the Board.

The Committee is authorized by its charter to engage a third party to assist in the identification of director nominees, if it chooses to do so. In considering director candidates, the Governance/Nominating Committee will seek persons who, at a minimum, satisfy the following criteria:

•	the highest personal and professional ethics and integrity and values that are compatible with our values;

•	experience and achievements that have given them the ability to exercise and develop good business judgment;

•	a willingness to devote the necessary time to the work of the Board and its committees, which includes being available for Board and committee meetings;

•	a familiarity with the communities in which we operate and/or active engagement in community activities;

•	involvement in other activities or interests that do not create a conflict with responsibilities to LaPorte Bancorp, Inc. and its stockholders; and

•	the capacity and desire to represent the balanced, best interests of our stockholders as a group, and not primarily a special interest group or constituency.

The Governance/Nominating Committee will also take into account whether a candidate satisfies the criteria for “independence” under Nasdaq rules. Although the Governance/Nominating Committee and the Board of Directors does not have a formal policy with regard to the consideration of diversity in identifying director nominees, diversity is considered in the identification process. While attributes such as relevant experience, financial acumen, and formal education are always considered in the identification process, the Governance/Nominating Committee and the Board of Directors will also evaluate a potential director nominee’s personal character, community involvement, and willingness to serve so that he or she can help further our role as a community-based financial institution.

Procedures for the Recommendation of Director Nominees by Stockholders. The Governance/Nominating Committee has adopted procedures for stockholders to submit to the Governance/Nominating Committee stockholder recommendations for director nominees. If a determination is made that an additional candidate is needed for the Board of Directors, the Governance/Nominating Committee will consider candidates submitted by our stockholders. Stockholders can submit the names of qualified candidates for director by writing to us at 710 Indiana Avenue, LaPorte, Indiana 46350, Attention: Chairman, Governance/Nominating Committee. The Chairman must receive a submission not less than one hundred and twenty (120) days prior to the date of our proxy materials for the preceding year’s annual meeting. However, if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, to be timely the recommendation for director must be submitted not later than the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made.

The submission must include the following information:

•	a statement that the writer is a stockholder and is proposing a candidate for consideration by the Committee;

•

the name and address of the stockholder as they appear on our books, and number of shares of our common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

•

the name, address and contact information for the candidate, and the number of shares of our common stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder’s ownership should be provided);

•	a statement of the candidate’s business and educational experience;

•	such other information regarding the candidate as would be required to be included in the proxy statement pursuant to Securities and Exchange Commission Regulation 14A;

•	a statement detailing any relationship between the candidate and any customer, supplier or competitor of LaPorte Bancorp, Inc. or its affiliates;

•	detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

•	a statement of the candidate that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in our Bylaws. See “Advance Notice of Nominations and Business to be Conducted at an Annual Meeting” below.

Stockholder Communications with the Board. A stockholder of LaPorte Bancorp, Inc. who wants to communicate with the Board of Directors or with any individual director can write to us at 710 Indiana Avenue, LaPorte, Indiana 46350, Attention: Chairman, Governance/Nominating Committee. The letter should indicate that the author is a stockholder and, if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, the Chairman will:

•	forward the communication to the director or directors to whom it is addressed;

•

attempt to handle the inquiry directly, or forward the communication for response by another employee of LaPorte Bancorp, Inc. For example, a request for information about us on a stock-related matter may be forwarded to our stockholder relations officer; or

•	not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board meeting, the Chairman shall present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the directors.

The Compensation Committee

The Compensation Committee consists of Messrs. Mayes, Krentz, Howes and Parkison. Mr. Mayes is the Compensation Committee Chairman. Each member of the Compensation Committee is independent in accordance with Nasdaq rules. The Compensation Committee of LaPorte Bancorp, Inc. met 8 times in the year ended December 31, 2011. Our Board of Directors has adopted a written charter for the Compensation Committee, which is available on our website at www.laportesavingsbank.com.

The role of the Compensation Committee is to review annually the performance and compensation levels of our executive officers and directors and recommend compensation, including salary, bonus, incentive and equity compensation of our executive officers and directors to the Board of Directors. Lee A. Brady, our Chief Executive Officer, and Michele M. Thompson, our President and Chief Financial Officer, do not participate in Compensation Committee discussions or recommendations relating to the determination of their compensation. The Compensation Committee also reviews and makes recommendations regarding certain of our other compensation policies, plans and programs. The Compensation Committee may retain, at its discretion, compensation consultants to assist it in making compensation related decisions.

Our Compensation Committee has adopted a compensation strategy that seeks to provide competitive, performance-based compensation strongly aligned with the financial performance of LaPorte Bancorp, Inc. It is intended that our compensation strategy will enable us to attract, develop and retain talented executive officers who are capable of maximizing our performance for the benefit of the stockholders. The compensation program has three key elements of total direct compensation: base salary; cash-based incentive compensation; and long-term equity incentives under the LaPorte Bancorp, Inc. 2011 Equity Incentive Plan. Another component of the compensation program is benefits, such as a 401(k) program and a supplemental executive retirement plan.

While the Compensation Committee does not use strict numerical formulas to determine changes in compensation for the Chief Executive Officer, other executive officers and directors, and while it weighs a variety of different factors in its deliberations, it has emphasized and expects to continue to emphasize the results and scope of our operations, the experience, expertise and management skills of the executive officers and their roles in our future success, as well as compensation surveys prepared by professional firms to determine compensation paid to executives performing similar duties for similarly sized institutions. While each of the quantitative and non-quantitative factors described above was considered by the compensation committee, such factors were not assigned a specific weight in evaluating the performance of the Chief Executive Officer and other executive officers. Rather, all factors were considered.

Base Compensation. Base salary provides compensation to our key executives based upon the individual’s respective experience, duties, and scope of responsibility. Generally, we believe that base salaries should be targeted at no less than the peer group median of salaries for executives in similar positions with similar responsibilities. The salaries of our executive and other officers are reviewed at least annually to assess our competitive position and make any necessary adjustments. Our goal is to maintain salary levels for our officers at a level consistent with base pay received by those in comparable positions at our peers. To further that goal, we obtain peer group information from industry resources. We also evaluate salary levels at the time of promotion or other change in responsibilities or as a result of specific commitments we made when a specific officer was hired. Individual performance and retention risk are also considered as part of our annual assessment.

Cash-Based Incentive Compensation. We provide performance-based cash incentive awards to our executive officers, under the cash incentive plan approved by our Compensation Committee. Cash incentives are used to motivate and reward achievement of corporate and individual performance objectives. Funding for the cash-based incentive plan is based on an assessment of our actual financial performance relative to the financial performance goals based on a combination of financial factors. For the year ended December 31, 2011, these factors included the achievement of our strategic plan objectives and specific financial targets. Determination of individual awards was based primarily on an assessment of individual performance, as well as our financial performance. The Compensation Committee believes that this funding and payment strategy provides a direct link between our financial performance and incentive compensation. Cash incentives were made under this plan for fiscal year 2011 for financial targets met in 2011. Plan payouts are made no later than March 15 following our fiscal year end. The financial targets included income, loan delinquency, regulatory compliance, and each person’s individual performance. Payouts were tiered based on position held and by whether the goal was met at the threshold, target, or maximum level of payout. Weighting was divided between company performance and individual performance, again determined by position held. Performance based quarterly cash incentives are also paid to our Mortgage Warehouse Lending Division’s officers and employees. These incentives are a percentage of base salary and are based on the Division’s quarterly return on equity which provides a direct link between our financial performance and incentive compensation in that area. The chart below outlines the amounts that may be earned by the Chief Executive Officer and President at the various targets in the fiscal year 2011. This chart is based on both the company and individual performance being at the same level although that is not necessarily the case based on the weighting for each position.

Title	Name	Base	Threshold	Target	Maximum
Chief Executive Officer	Lee A. Brady	$228,380	$28,548	$57,095	$85,643
President and Chief Financial Officer	Michele M. Thompson	$165,000	$20,625	$41,250	$61,875

Equity Incentive Compensation. We have adopted the LaPorte Bancorp, Inc. 2011 Equity Incentive Plan (the “Equity Incentive Plan”), to provide officers, employees and directors of LaPorte Bancorp, Inc. and LaPorte Savings Bank with incentives to promote the growth and performance of LaPorte Bancorp, Inc. Subject to permitted adjustments for certain corporate transactions, the Equity Incentive Plan authorizes the issuance or delivery to participants of an aggregate of up to 316,561 shares of LaPorte Bancorp, Inc. common stock pursuant to grants of restricted stock awards, incentive stock options and non-qualified stock options; provided, however, that the maximum number of shares of stock that may be delivered pursuant to the exercise of stock options is 226,115 (all of which may be granted as incentive stock options) and the maximum number of shares of stock that may be issued as restricted stock awards is 90,446. Employees and directors of LaPorte Bancorp, Inc. or its subsidiaries are eligible to receive awards under the Equity Incentive Plan, except that non-employees may not be granted incentive stock options.

The Equity Incentive Plan is administered by the members of LaPorte Bancorp, Inc.’s Compensation Committee who are “Disinterested Board Members,” as defined in the Equity Incentive Plan. The Committee has the authority and discretion to select the persons who will receive awards; establishing the terms and conditions relating to each award; adopting rules and regulations relating to the Equity Incentive Plan; and interpreting the Equity Incentive Plan. The Committee may grant an award under the Equity Incentive Plan as an alternative to or replacement of an existing award under the Equity Incentive Plan or any other plan of LaPorte Bancorp, Inc. or a subsidiary of LaPorte Bancorp, Inc., or as the form of payment for grants or rights earned or due under any other plan or arrangement of LaPorte Bancorp, Inc. or a subsidiary of LaPorte Bancorp, Inc., including the plan of any entity acquired by LaPorte Bancorp, Inc. or a subsidiary of LaPorte Bancorp, Inc.

The Committee may determine the type and terms and conditions of awards under the Equity Incentive Plan, which shall be set forth in an award agreement delivered to each participant. Each award shall be subject to conditions established by the Committee that are set forth in the recipient’s award agreement, and shall be subject to vesting conditions and restrictions as determined by the Committee.

Attendance at Annual Meetings of Stockholders

Although we do not have a formal written policy regarding director attendance at annual meetings of stockholders, it is expected that directors will attend these meetings absent unavoidable scheduling conflicts. All of our directors attended the 2011 annual meeting of stockholders.

Code of Ethics

We have adopted a Code of Ethics that is applicable to our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics is available on our website at www.laportesavingsbank.com. Amendments to and waivers from the Code of Ethics will be filed with the Securities and Exchange Commission.

Section 16(a) Beneficial Ownership Reporting Compliance

Our common stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934. The officers and directors of LaPorte Bancorp, Inc. and beneficial owners of greater than 10% of our shares of common stock are required to file reports on Forms 3, 4 and 5 with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership. Securities and Exchange Commission rules require disclosure in our Proxy Statement and Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the shares of common stock to file a Form 3, 4 or 5 on a timely basis. Based on our review of such ownership reports, no officer, director or 10% beneficial owner of LaPorte Bancorp, Inc. failed to file such ownership reports on a timely basis during the year ended December 31, 2011.

PROPOSAL II — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC AUDITING FIRM

Our independent registered public auditing firm for the year ended December 31, 2011 was Crowe Horwath LLP. Our Audit Committee has approved the engagement of Crowe Horwath LLP to be our independent registered public auditing firm for the year ending December 31, 2012, subject to the ratification of the engagement by our stockholders as required by our Bylaws. At the annual meeting, the stockholders will consider and vote on the ratification of the engagement of Crowe Horwath LLP for the year ending December 31, 2012. A representative of Crowe Horwath LLP is expected to attend the annual meeting to respond to appropriate questions and to make a statement if they so desire.

Although stockholder ratification of the independent registered public auditing firm is required by our Bylaws, even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public auditing firm at any time during the year if it determines that such change is in the best interests of LaPorte Bancorp, Inc. and its stockholders.

Set forth below is certain information concerning aggregate fees for professional services rendered by Crowe Horwath LLP during the years ended December 31, 2011 and 2010.

The aggregate fees included in the Audit Fees category were fees for the fiscal years for the audit of our annual financial statements and the review of our quarterly financial statements. The aggregate fees included in each of the other categories were fees billed in the stated periods.

	Year Ended December 31, 2011	Year Ended December 31, 2010
Audit Fees	$140,000	$198,600
Audit-Related Fees	$26,500	$22,000
Tax Fees	$23,405	$22,325
All Other Fees	$25,018	$31,725

Audit Fees. For 2011 and 2010, the audit fees include only fees that are customary under generally accepted auditing standards and government auditing standards and are the aggregate fees that we incurred for professional services rendered for the audit of our annual consolidated financial statements for fiscal years 2011 and 2010, and include fees for the review of our quarterly consolidated financial statements included in our quarterly Form 10-Q’s for both years.

Audit Related Fees. The audit related fees for 2011 include professional services for the audit of all 401(k) plans, accounting related consultations and issuance of a consent to a filing on form S-8. The audit related fees for 2010 include professional services for the audit of all 401(k) plans and accounting related consultations.

Tax Fees. The tax fees for 2011 and 2010 include professional services for preparation of federal and state income tax returns and assistance in preparing quarterly estimated tax deposits and fees for establishing an investment subsidiary.

All Other Fees. All other fees for 2011 include professional services for compliance and Bank Secrecy Act reviews. All other fees for 2010 include professional services for trust review services; compliance and BSA review services; and renewal of Sarbanes-Oxley Section 404 software.

The Audit Committee has considered whether the provision of the non-audit services described above is compatible with maintaining the independence of Crowe Horwath LLP. The Audit Committee concluded that performing such services does not affect the independence of Crowe Horwath LLP in performing its function as our independent registered public auditing firm.

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public auditing firm, either by approving an engagement prior to the engagement or pursuant to a pre-approval policy with respect to particular services. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee when expedition of services is necessary. The independent registered public auditing firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public auditing firm in accordance with this pre-approval, and the fees for the services performed to date. All audit-related fees, tax fees and all other fees described above were approved either as part of our engagement of Crowe Horwath LLP or pursuant to the pre-approval policy described above.

In order to ratify the selection of Crowe Horwath LLP as the independent registered public auditing firm for the year ending December 31, 2012, the proposal must receive the affirmative vote of at least a majority of the votes represented at the annual meeting in favor of such ratification.

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Compensation

The following table sets forth for the years ended December 31, 2011 and 2010 certain information as to the total compensation paid by us to our principal executive officer and to our two most highly compensated executive officers other than our principal executive officer (“Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non equity Incentive Compensation ($)	All Other Compensation ($)	Total ($)
Lee A. Brady	2011	228,211	153,757	83,206	28,548	27,324(3)	521,046
Chief Executive Officer	2010	219,466	—	—	32,939	25,542(3)	277,947

Michele M. Thompson	2011	157,760	123,004	63,628	30,938	8,179(4)	383,509
President and Chief Financial Officer	2010	145,930	—	—	22,815	5,865(4)	174,610

Patrick W. Collins	2011	116,115	51,893	34,261	141,109	8,120(5)	351,498
Senior Vice President/Mortgage Warehouse Lending	2010	110,000	—	—	165,000	8,421(5)	283,421

(1)

 These amounts represent the aggregate grant date fair value for outstanding restricted stock awards granted during the year indicated, computed in accordance with FASB ASC Topic 718. The assumptions used to determine the value of restricted stock awards are described in note 16 of the notes to the consolidated financial statements included in LaPorte Bancorp, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011.

(2)

 These amounts represent the aggregate grant date fair value for outstanding stock option awards granted during the year indicated, computed in accordance with FASB ASC Topic 718. The assumptions used to determine the value of stock options are described in note 16 of the notes to the consolidated financial statements included in LaPorte Bancorp, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011. The actual value, if any, realized by an executive officer from any option will depend on the extent to which the market value of the common stock exceeds the exercise price of the option on the date the option is exercised. Accordingly, there is no assurance that the value realized by an executive officer will be at or near the value shown above.

(3)

 Includes $3,546 and $3,577 for 2011 and 2010, respectively, in contributions by The LaPorte Savings Bank to Mr. Brady’s 401(k) Savings Plan, $4,199 and $4,467 for 2011 and 2010, respectively, in the value of ESOP shares, $13,750 and $13,142 for 2011 and 2010, respectively, for personal use of The LaPorte Savings Bank owned automobile, and $5,105 and $4,356 for 2011 and 2010, respectively, in imputed income from The LaPorte Savings Bank life insurance plans, and $724 and $0 for 2011 and 2010, respectively, in cash dividends on unvested restricted stock awards.

(4)

 Includes $2,279 and $1,691 for 2011 and 2010, respectively, in contributions by the LaPorte Savings Bank to Ms. Thompson’s 401(k) Savings Plan, $3,087 and $3,172 for 2011 and 2010, respectively, in the value of ESOP shares, and $2,234 and $1,002 for 2011 and 2010, respectively, in imputed income from The LaPorte Savings Bank life insurance plans, and $579 and $0 for 2011 and 2010, respectively, in cash dividends on unvested restricted stock awards.

(5)

 Includes $3,370 and $3,675 for 2011 and 2010, respectively, in contributions by the LaPorte Savings Bank to Mr. Collins’401(k) Savings Plan, $3,793 and $4,467 for 2011 and 2010, respectively, in the value of ESOP shares, and $713 and $279 for 2011 and 2010, respectively, in imputed income from The LaPorte Savings Bank life insurance plans, and $244 and $0 for 2011 and 2010, respectively, in cash dividends on unvested restricted stock awards.

Employment Agreements

On February 26, 2008, The LaPorte Savings Bank entered into employment agreements with each of Mr. Brady and Ms. Thompson. Each of these agreements has substantially similar terms and has an initial term of three years. Commencing on the first anniversary of the agreements and on each subsequent anniversary thereafter, the agreements will be renewed for an additional year so that the remaining term will be three years, subject to termination through notice as provided in the agreements. The current base salaries for Mr. Brady and Ms. Thompson are $235,231 and $181,600, respectively. The employment agreements were amended in 2008 in order to comply with Section 409A of the Internal Revenue Code. In addition to the base salary, each agreement provides for, among other things, participation in bonus programs and other employee pension benefit and fringe benefit plans applicable to executive employees. The executive’s employment may be terminated for cause at any time, in which event the executive would have no right to receive compensation or other benefits for any period after termination.

Certain events resulting in the executive’s termination or resignation entitle the executive to payments of severance benefits following termination of employment. In the event the executive’s involuntary termination for reasons other than for cause, disability or retirement, or in the event the executive resigns during the term of the agreement following (i) failure to elect or reelect or to appoint or reappoint the executive to the executive position, (ii) a material change in the nature or scope of the executive’s authority resulting in a reduction of the responsibility, scope, or importance of executive’s position, (iii) relocation of executive’s office by more than 20 miles, (iv) a material reduction in the benefits or perquisites paid to the executive unless such reduction is employer-wide, or (v) a material breach of the employment agreement by The LaPorte Savings Bank, then the executive would be entitled to a severance payment in the form of a cash lump sum equal to the base salary and bonus the executive would be entitled to receive for the remaining unexpired term of the employment agreement. For this purpose, the bonuses payable will be deemed to be equal to the highest bonus paid at any time during the prior three years, plus (b) a lump sum equal to the present value of the contributions that would reasonably have been expected to be made on executive’s behalf under The LaPorte Savings Bank’s defined contribution plans (e.g., 401(k) Plan, Employee Stock Ownership Plan) if the executive had continued working for the remaining unexpired term of the employment agreement earning the salary that would have been achieved during such period. Internal Revenue Code Section 409A may require that a portion of the above payments cannot be made until six months after termination of employment, if the executive is a “key employee” under IRS rules. In addition, the executive would be entitled, at no expense to the executive, to the continuation of life insurance and non-taxable medical and dental coverage for the remaining unexpired term of the employment agreement.

In the event of a change in control of The LaPorte Savings Bank or LaPorte Bancorp,Inc., followed by executive’s involuntary termination or resignation for one of the reasons set forth above within 18 months thereafter, the executive would be entitled to a severance payment in the form of a cash lump sum equal to (a) three (3) times the sum of (i) the highest rate of base salary paid to the executive at any time, and (ii) the highest bonus paid to the executive with respect to the three (3) completed fiscal years prior to termination of employment, plus (b) a lump sum equal to the present value of the contributions that would reasonably have been expected to be made on the executive’s behalf under The LaPorte Savings Bank’s defined contribution plans (e.g., 401(k) Plan, Employee Stock Ownership Plan) if the executive had continued working for an additional thirty-six (36) months after termination of employment, earning the salary that would have been achieved during such period. In addition, the executive would be entitled, at no expense to the executive, to the continuation of life insurance and non-taxable medical and dental coverage for thirty-six (36) months following the termination of employment. In the event payments made to the executive include an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code, such payments will be cutback by the minimum dollar amount necessary to avoid this result.

Under each employment agreement, if an executive becomes disabled within the meaning of such term under Section 409A of the Internal Revenue Code, the executive shall receive benefits under any short-term or long-term disability plans maintained by The LaPorte Savings Bank, plus, if amount paid under such disability programs are less than the executive’s base salary, The LaPorte Savings Bank shall pay the executive an additional amount equal to the difference between such disability plan benefits and the amount of the executive’s full base salary for five years following the termination of employment due to disability. Thereafter, Ms. Thompson will receive 75% of her base salary until she reaches age 65. The LaPorte Savings Bank will also provide the executive with continued life insurance and non-taxable medical and dental coverage until the earlier of (i) the date the executive returns to employment with The LaPorte Savings Bank, (ii) the executive’s full-time employment with another employer, (iii) the executive attaining the age of 65, or (iv) death. In the event of executive’s death, their estate or beneficiaries will be paid the executive’s base salary for two years from executive’s death, and the executive’s family will be entitled to continued non-taxable medical, dental and other insurance for thirty-six months following the executive’s death. Upon retirement at age 65 or such later date determined by the Board, the executive will receive only those benefits to which they are entitled under any retirement plan of The LaPorte Savings Bank to which they are a party.

Upon termination of the executive’s employment, the executive shall be subject to certain restrictions on their ability to compete, or to solicit business or employees of The LaPorte Savings Bank for a period of one year following termination of employment.

On December 28, 2010, The LaPorte Savings Bank entered into an employment agreement with Mr. Patrick W. Collins effective January 1, 2011. The agreement has a term of two years and will expire on December 31, 2012 unless the Bank and Mr. Collins mutually agree to extend the term. The employment agreement sets out his annual base salary as $121,025 for the year 2012. In the event of a termination of employment, the employment agreement does not provide for any severance payments or benefits. Upon termination of Mr. Collins’ employment, he shall be subject to certain confidentiality restrictions and restrictions on his ability to solicit business or employees of The LaPorte Savings Bank for a period of one year following termination of employment.

Stock Based Compensation.

Set forth below is certain information regarding outstanding equity awards granted to the Named Executive Officers at December 31, 2011.

Outstanding Equity Awards at Fiscal Year-End

	Option awards				Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested (1)
Lee A. Brady	—	38,440	$8.50	9/13/2021	18,089	$144,712
Michele M. Thompson	—	29,395	$8.50	9/13/2021	14,471	$115,768
Patrick W. Collins	—	15,828	$8.50	9/13/2021	6,105	$48,840

(1) The amounts in this column are based on the fair market value of our common stock on December 30, 2011 of $8.00 per share.

Retirement Plans

401(k) Plan. The LaPorte Savings Bank adopted a 401(k) Savings Plan, a tax-qualified defined contribution plan, effective as of July 1, 1994 and restated on January 28, 2011, for all employees of The LaPorte Savings Bank who have satisfied the plan’s eligibility requirements. In addition, an amendment was adopted in December 2011 regarding eligibility. Prior to December 2011, employees were eligible to participate in the 401(k) Savings Plan the first day of the quarter following the date that they have met the requirements of having at least one calendar year of service and reaching the age of 21. As a result of the amendment, employees are eligible to participate in the 401(K) Savings Plan the first day of the quarter following employment and reaching the age of 21. Employees are eligible to receive an employer match upon the first of the quarter after having met the requirements of at least one year of service and reaching the age of 21. Eligible employees may contribute up to 75% of their compensation to the plan on a pre-tax basis, subject to limitations imposed by the Internal Revenue Code of 1986, as amended. For 2011, the salary deferral contribution limit was $16,500; provided, however, that participants over age 50 could have contributed an additional $5,500 to the plan. The LaPorte Savings Bank matches 25% of the first 6% of a participant’s deferral contribution once they have met the requirements to receive the match. Participants are vested in their employer matching contributions on a 20% per year vesting schedule whereby each employee is 100% vested following the completion of five years of service. Generally, payment of the participants’ vested account balance may commence on the date on which they attain their normal retirement age, which is the older of (i) age 60, or (ii) their age on the date 5 years after the first day of the plan year in which the participants’ entry date occurred.

Employee Stock Ownership Plan. The LaPorte Savings Bank adopted the Employee Stock Ownership Plan (“ESOP”), effective as of January 1, 2007 and restated effective January 1, 2011. Employees of The LaPorte Savings Bank, who are at least 21 years old and have completed at least 1,000 hours and one calendar year of service, are eligible to participate. They are eligible to participate as of the first day of the quarter after meeting the eligibility requirements. In 2007, the ESOP borrowed funds from LaPorte Bancorp, Inc. and used those funds to purchase 180,894 shares of common stock for the ESOP. The loan will be repaid principally from discretionary contributions by The LaPorte Savings Bank to the ESOP over a period of not more than 20 years. Collateral for the loan is the common stock purchased by the ESOP. Shares purchased by the ESOP are held in a suspense account for allocation among participants’ accounts as the loan is repaid, and are released in an amount proportional to the repayment of the loan. Shares released from the suspense account and other contributions made by The LaPorte Savings Bank are allocated among the ESOP participants’ accounts on the basis of their compensation earned in the year of allocation. Benefits under the ESOP will become vested at the rate of 20% per year, starting upon completion of 1 year of credited service, and will be fully vested upon completion of 5 years of credited service. Participants’ interest in their account under the ESOP also fully vest in the event of termination of service due to the participants’ normal retirement, death, disability, or upon a change in control (as defined in the ESOP). Vested benefits will be payable generally upon the participants’ termination of service with The LaPorte Savings Bank, and will be paid in the form of common stock, or to the extent participants’ accounts contain cash, benefits will be paid in cash. However, participants have the right to elect to receive their benefits entirely in the form of common stock.

Supplemental Executive Retirement Plan. The LaPorte Savings Bank entered into a Supplemental Executive Retirement Agreement (“Supplemental Retirement Plan”) with Mr. Brady effective August 1, 2002. On October 26, 2010, the Bank entered into a Supplemental Executive Retirement Plan Agreement with Ms. Michele M. Thompson that has substantially the same terms as the Plan entered into in 2002. The Supplemental Retirement Plan was amended on September 23, 2008 to comply with Internal Revenue Code Section 409A and restated effective October 26, 2010. If the executive’s employment is terminated on or after the executive’s normal retirement age (65) for reasons other than death, for cause or change in control, the executive will be entitled to an annual benefit under the Supplemental Retirement Plan equal to 2% of his base salary multiplied by the number of years of service (not to exceed 20) of the executive. The Supplemental Retirement Plan benefit will be paid to the executive in 12 equal monthly installments commencing with the month following the executive’s normal retirement date, and payable for a period of 15 years. If the executive terminates employment other than for cause prior to the executive’s normal retirement age, the executive will receive his accrued balance in the Supplemental Retirement Plan, computed as of the last completed fiscal year end of The LaPorte Savings Bank preceding the executive’s date of termination. Such benefit will be paid in the form of a fixed annuity in 180 equal monthly installments commencing on the first day of the month following the executive’s termination of employment, or if the executive’s termination of employment is due to disability, on the first day of the month following the executive’s normal retirement age. In the event of a change in control followed by the executive’s termination of employment within 24 months thereafter, the executive will receive his projected accrued balance under the plan, calculated as if the executive attained his normal retirement age. Such benefit will be paid in the form of a lump sum within 60 days following the executive’s date of termination. Participants in the Supplemental Retirement Plan have also entered into an endorsement split dollar life agreement to informally fund the pre-retirement death benefits under the Supplemental Retirement Plan. If an executive dies while actively employed by The LaPorte Savings Bank, the executive will not receive any benefits under the Supplemental Retirement Plan and, instead, the executive’s beneficiary shall receive a benefit payable under the split dollar agreement.

On December 28, 2010, The LaPorte Savings Bank entered into a Supplemental Employment Retirement Plan Agreement with Mr. Patrick W. Collins, that has substantially the same terms as that entered into in 2002 with Mr. Brady. However, Mr. Collins’ Plan differs in that if his employment is terminated on or after his normal retirement age (65) for reasons other than death, for cause or change in control, he will be entitled to an annual benefit under the Supplemental Retirement Plan equal to 2% of his base salary multiplied by the number of years of service not to exceed 15 years, rather than not to exceed 20 years. Mr. Collins also has a split dollar life agreement to informally fund the pre-retirement death benefits under the Supplemental Retirement Plan.

The aggregate expense attributable to the Supplemental Retirement Plan was approximately $291,000 for the year ended December 31, 2011.

Deferred Compensation Agreement. The LaPorte Savings Bank entered into a deferred compensation agreement with Mr. Brady initially effective as of February 27, 1979, and amended effective September 23, 2008 to comply with Internal Revenue Code Section 409A. In accordance with the terms of the deferred compensation agreement, if Mr. Brady is continuously employed by The LaPorte Savings Bank through his 65th birthday, upon his retirement, Mr. Brady will generally be entitled to receive compensation of $200 per month for a continuous period of 120 months. If Mr. Brady dies after the payments have begun, but before receiving 120 monthly payments, the remaining payments shall be paid to Mr. Brady’s widow for the shorter of his widow’s lifetime, or until the date of the 120th monthly payment. The expense attributable to the deferred compensation agreement was approximately $1,000 for the year ended December 31, 2011.

Compensation of Directors

The following table sets forth the compensation earned by non-employee directors during the year ended December 31, 2011.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)
Paul G. Fenker	24,150	28,832	18,353	9,087	(3)	80,422
Ralph F. Howes	24,150	28,832	18,353	7,719	(3)	79,054
Mark A. Krentz	24,150	28,832	18,353	12,078	(3)	83,413
L. Charles Lukmann, III	24,150	28,832	18,353	4,238	(3)	75,573
Jerry L. Mayes	24,150	28,832	18,353	9,087	(3)	80,422
Dale A. Parkison	24,150	28,832	18,353	9,860	(3)	81,195
Robert P. Rose	24,150	28,832	18,353	4,931	(3)	76,266
Thomas D. Sallwasser	24,150	28,832	18,353	2,814	(3)	74,149

(1)	The aggregate number of unvested restricted stock award shares held by each non-employee director at December 31, 2011 was 3,392.
(2)	The aggregate number of outstanding unexercised options held by each non-employee director at December 31, 2011 was 8,479.
(3)	Amounts represent health insurance premiums paid by The LaPorte Savings Bank.

In 2012, each non-employee director will be paid an annual retainer fee of $24,150, paid in equal monthly installments.

Transactions With Certain Related Persons

Loans and Extensions of Credit. The aggregate amount of loans by The LaPorte Savings Bank to its executive officers and directors and members of their immediate families, was $1,081,000 at December 31, 2011. As of that date, these loans were performing according to their original terms. The outstanding loans made to our directors and executive officers, and members of their immediate families, were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to The LaPorte Savings Bank, and did not involve more than the normal risk of collectability or present other unfavorable features.

ADVANCE NOTICE OF NOMINATIONS AND BUSINESS TO BE CONDUCTED

AT AN ANNUAL MEETING

Our Bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to our Corporate Secretary. To be timely a stockholder’s notice must be delivered to or mailed and received at our principal executive offices no later than five days before the date of the meeting. A stockholder’s notice to the Corporate Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting; (b) the name and address, as they appear on our books, of the stockholder proposing such business; (c) the class and number of shares of LaPorte Bancorp, Inc. which are beneficially owned by the stockholder; and (d) any material interest of the stockholder in such business. The chairperson of an annual meeting may, if the facts warrant, determine and declare to the meeting that certain business was not properly brought before the meeting in accordance with the provisions of our Bylaws, and if he or she should so determine, the chairperson shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. This provision is not a limitation on any other applicable laws and regulations.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in our proxy materials for our 2013 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at our executive office, 710 Indiana Avenue, LaPorte, Indiana 46350, no later than December 5, 2012. If the date of the 2013 Annual Meeting of Stockholders is changed by more than 30 days, any stockholder proposal must be received at a reasonable time before we print or mail proxy materials for such meeting. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the annual meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the annual meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

MISCELLANEOUS

The cost of solicitation of proxies will be borne by LaPorte Bancorp, Inc. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of shares of common stock. In addition to solicitations by mail, our directors, officers and regular employees may solicit proxies personally, by telephone or other forms of communication without additional compensation.

Our Annual Report for the year ended December 31, 2011 has been mailed to all stockholders of record as of March 19, 2012. Any stockholder may obtain a copy of our Annual Report by writing us at LaPorte Bancorp, Inc., 710 Indiana Avenue, LaPorte, Indiana 46350 or the information is also available at http://www.RRDEZProxy.com/2012/LaPortebancorpinc.

If you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

BY ORDER OF THE BOARD OF DIRECTORS

Vern D. Sams
Corporate Secretary

LaPorte, Indiana

April 4, 2012

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date LAPORTE BANCORP, INC. M43094-P21275 LAPORTE BANCORP, INC. ATTN: STOCKHOLDER RELATIONS 710 INDIANA AVENUE LAPORTE, IN 46350 2. The ratification of the appointment of Crowe Horwath LLP as independent registered public accounting firm of LaPorte Bancorp, Inc. for the fiscal year ending December 31, 2012. For address changes and/or comments, please check this box and write them on the back where indicated. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 01) L. Charles Lukmann, III 02) Michele M. Thompson 03) Ralph F. Howes 1. Election of Directors Nominees: If you are a stockholder, the Board of Directors recommends that you vote FOR the following. If you are a 401k and/or ESOP participant, your voting instructions are solicited on behalf of the 401k and/or ESOP Trustee. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. If you are a stockholder, the Board of Directors recommends that you vote FOR the following. If you are a 401k and/or ESOP participant, your voting instructions are solicited on behalf of the 401k and/or ESOP Trustee. Vote on Proposal Vote on Directors Please indicate if you plan to attend this meeting. VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 14, 2012 (May 8, 2012 for participants in the Savings Plan for Employees of The LaPorte Savings Bank (“401k”) and The LaPorte Savings Bank Employee Stock Ownership Plan (“ESOP”)). Have this card in hand when you access the website and follow the instructions to direct how your shares should be voted. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, voting instruction forms and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to use the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. on May 14, 2012 (May 8, 2012 for 401k and ESOP participants). Have this card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date this card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For All Withhold All For All Except ! ! ! Yes No ! ! ! ! ! ! For Against Abstain

Address Changes/Comments: ___________________________________________________________________________________ _________________________________________________________________________________________________________ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) LAPORTE BANCORP Annual Meeting of Stockholders May 15, 2012 6:00 P.M., Local Time IF YOU ARE A STOCKHOLDER: This proxy is solicited by the Board of Directors The undersigned hereby appoints the full Board of Directors, with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of Common Stock (including restricted stock, if applicable) of LaPorte Bancorp, Inc. which the undersigned is entitled to vote at the 2012 Annual Meeting of Stockholders of LaPorte Bancorp, Inc. (the “Company”) to be held at the Company’s main office located at 710 Indiana Avenue, LaPorte, Indiana 46350 at 6:00 p.m. (local time) on Tuesday, May 15, 2012 or any adjournment or postponement thereof (the “Annual Meeting”). The Board of Directors is authorized to cast all votes to which the undersigned is entitled to. This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted “FOR” each of the proposals listed. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This proxy also confers discretionary authority on the proxy committee of the Board of Directors to vote (1) with respect to the election of any person as director, where the nominees are unable to serve or for good cause will not serve and (2) matters incident to the conduct of the meeting. IF YOU ARE A 401k PARTICIPANT: Your voting instructions are solicited on behalf of the trustee for the 401k (“401k Trustee”) I understand that I have the right to direct the 401k Trustee to vote my proportionate interest in said plan. I have been advised that my voting instructions are solicited for the 2012 Annual Meeting of Stockholders of LaPorte Bancorp, Inc. (the “Company”) to be held at the Company’s main office located at 710 Indiana Avenue, LaPorte, Indiana 46350 at 6:00 p.m. (local time) on Tuesday, May 15, 2012 or any adjournment or postponement thereof. The 401k Trustee is hereby directed to vote my proportionate interest in the 401k as indicated on the other side. If I do not return my voting instructions in a timely manner, shares representing my interest in said plan will be voted in the same proportion as shares for which the 401k Trustee has received proper voting instructions from other participants, subject to the determination that such a vote is of the exclusive benefit of plan participants and beneficiaries. If any other business is presented at the Annual Meeting, this card will be voted by the 401k Trustee in a manner intended to represent the best interest of participants and beneficiaries in the 401k. IF YOU ARE AN ESOP PARTICIPANT: Your voting instructions are solicited on behalf of the trustee for the ESOP (“ESOP Trustee”) I understand that I have the right to direct the ESOP Trustee to vote the shares that have been allocated to my ESOP account. I have been advised that my voting instructions are solicited for the 2012 Annual Meeting of Stockholders of LaPorte Bancorp, Inc. (the “Company”) to be held at the Company’s main office located at 710 Indiana Avenue, LaPorte, Indiana 46350 at 6:00 p.m. (local time) on Tuesday, May 15, 2012 or any adjournment or postponement thereof. The ESOP Trustee is hereby directed to vote the shares allocated to my account as indicated on the other side. The ESOP Trustee will vote any unallocated shares, shares for which it has received no voting instruction, and abstentions in the same proportion as it votes the allocated shares for which it has received proper instructions from participants, subject to the determination that such a vote is for the exclusive benefit of plan participants and beneficiaries. If any other business is presented at the Annual Meeting, this card will be voted by the ESOP Trustee in a manner intended to represent the best interest of participants and beneficiaries in the ESOP. IF NO INSTRUCTION IS SPECIFIED AND THIS CARD IS RETURNED SIGNED, THIS CARD WILL BE CONSIDERED A VOTE FOR EACH OF THE PROPOSALS STATED ON THE REVERSE SIDE. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement, Proxy Card and Annual Report with Form 10-K are available at www.proxyvote.com. M43095-P21275 CONTINUED AND TO BE SIGNED ON REVERSE SIDE